EXHIBIT 99.1

NEWS RELEASE            NEWS RELEASE            NEWS RELEASE            NEWS REL

[LOGO OF AMERICAN EXPRESS COMPANY]

  Contacts:            Robert Glick              Michael J. O'Neill
                       212-640-1041              212-640-5951
                       robert.a.glick@aexp.com   mike.o'neill@aexp.com

FOR IMMEDIATE RELEASE



          SECOND QUARTER EARNINGS FROM CONTINUING OPERATIONS RISE 13%
                 REVENUES UP 14% ON RECORD CARDMEMBER SPENDING
             NEARLY 2 MILLION CARDS-IN-FORCE ADDED IN THE QUARTER

                      (Millions, except per share amounts)

                                                       Quarters Ended          Percentage         Six Months Ended        Percentage
                                                          June 30,              Inc/(Dec)             June 30,             Inc/(Dec)
                                                          --------              ---------             --------             ---------
                                                      2006          2005                          2006         2005
                                                      ----          ----                          ----         ----
   Revenues                                       $ 6,878        $ 6,020           14%        $ 13,210      $11,660            13%

   Income From Continuing Operations              $   972        $   860           13%        $  1,848      $ 1,605            15%
   (Loss)/Income From Discontinued Operations     $   (27)       $   153            #         $    (30)     $   354             #
   Net Income                                     $   945        $ 1,013           (7%)       $  1,818      $ 1,959            (7%)

   Earnings Per Common Share - Basic:
      Income From Continuing Operations           $  0.80        $  0.70           14%        $   1.51      $  1.30            16%
      (Loss)/Income From Discontinued Operations  $ (0.02)       $  0.12            #         $  (0.02)     $  0.29             #
      Net Income                                  $  0.78        $  0.82           (5%)       $   1.49      $  1.59            (6%)

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations           $  0.78        $  0.69           13%        $   1.48      $  1.27            17%
      (Loss)/Income From Discontinued Operations  $ (0.02)       $  0.12            #         $  (0.03)     $  0.29             #
      Net Income                                  $  0.76        $  0.81           (6%)       $   1.45      $  1.56            (7%)

   Average Common Shares Outstanding
      Basic                                         1,217          1,231           (1%)          1,224        1,235            (1%)
      Diluted                                       1,242          1,254           (1%)          1,250        1,259            (1%)

   Return on Average Total Shareholders' Equity*     29.8%          23.1%                         29.8%        23.1%
------------------------------------------------- -------------- ----------- ---------------- ------------- ------------ -----------

* Computed on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

# Denotes a variance of more than 100%.

         New York - July 24, 2006 - American Express Company today reported second quarter income from continuing operations of $972 million, up 13 percent from $860 million a year ago. Diluted earnings per share from continuing operations were $0.78, up 13 percent from $0.69 a year ago.
     Including results for businesses that the Company has spun off or sold during the past year, net income for the second quarter totaled $945 million, down 7 percent from $1.0 billion a year ago.
     Net income per share on a diluted basis was $0.76, down 6 percent from $0.81.
     The Company's reported return on equity (ROE) was 29.8 percent, up from
23.1 percent a year ago. Pro forma ROE, which is based on continuing operations, was 33.1 percent. (For further information about pro forma ROE, see the "Pro Forma ROE" section below.)
     Consolidated revenues rose 14 percent to $6.9 billion, up from $6.0 billion a year ago. Consolidated expenses totaled $5.4 billion, up 11 percent from $4.9 billion a year ago.
     "The second quarter results were driven by record spending on American Express cards with strong growth among consumers, small businesses and corporations," said Kenneth I. Chenault, chairman and chief executive. "Spending on our network, which includes both proprietary and bank-issued cards, was consistently strong in all regions worldwide and double-digit revenue growth was well above our long-term target of 8%.
     "Our investments in business building initiatives generated excellent returns. We expanded our customer base, adding 1.9 million cards-in-force during the last three months, and more than 7 million since this time last year.
     "Overall credit quality remained strong and the underlying momentum of our business continues to be excellent as we enter the second half of the year."

     Results from continuing operations for the quarter included the following significant items:
           o A $144 million ($131 million after-tax) net gain related to the completion of the previously announced sale of the Company's card and related operations in Brazil to Banco Bradesco S.A.;
           o A $62 million ($40 million after-tax) charge related to higher redemption estimates related to the Membership Rewards program outside the U.S.;

      Significant items in the year-ago quarter included:
         o A $113 million ($73 million after-tax) benefit from the recovery of September 11th related insurance claims;
         o An $87 million tax benefit resulting from an IRS audit of previous years' tax returns.

     This year's results from continuing operations included $53 million ($34 million after-tax) of reengineering costs related to restructuring efforts in the Company's finance, international card and business travel areas. Year ago reengineering costs totaled $114 million ($74 million after-tax).


     DISCONTINUED OPERATIONS

     Discontinued operations for the quarter reflected a loss of $27 million, primarily from the sale of the Company's international banking operations in Brazil. The year ago period reflects income from discontinued operations of $153 million primarily related to Ameriprise Financial, Inc., which is no longer part of American Express.

SEGMENT RESULTS

         THE FOLLOWING DISCUSSION OF SECOND QUARTER RESULTS PRESENTS U.S. CARD SERVICES SEGMENT RESULTS ON A "MANAGED BASIS," AS IF THERE HAD BEEN NO CARDMEMBER LENDING SECURITIZATION TRANSACTIONS AND TO REFLECT CERTAIN TAX-EXEMPT INVESTMENT INCOME AS IF IT HAD BEEN EARNED ON A TAXABLE BASIS. THIS IS THE BASIS USED BY MANAGEMENT TO EVALUATE OPERATIONS. FOR FURTHER INFORMATION ABOUT MANAGED BASIS AND RECONCILIATION OF GAAP AND MANAGED INFORMATION, SEE THE "MANAGED BASIS" SECTION BELOW. THE INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES, GLOBAL NETWORK & MERCHANT SERVICES, AND CORPORATE & OTHER SEGMENT RESULTS BELOW ARE PRESENTED ON A GAAP BASIS.

         U.S. CARD SERVICES reported second quarter net income of $616 million, up 29 percent from $477 million a year ago.
         Total revenues for the second quarter increased 14 percent to $3.7 billion, reflecting growth in spending and borrowing by U.S. consumers and small businesses.
         Total expenses increased 9 percent. Marketing, promotion, rewards and cardmember services expenses increased 15 percent, reflecting greater rewards costs and marketing and promotion activities. Provisions for losses declined 17 percent due to lower write-offs which benefited from last year's bankruptcy legislation and improved collections.

         INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES ("ICGCS") reported second quarter net income of $225 million, unchanged from the prior year. The benefit of higher business volumes and the segment's share of the Brazilian gain were offset by higher provision expenses, greater Membership Rewards-related costs, and a substantially higher effective tax rate.
         Total revenues for the second quarter increased 9 percent over the year-ago period to $2.4 billion. Strong growth in spending and borrowing by Cardmembers more than offset a decline in travel commissions and fees.

         Second quarter expenses increased 7 percent over the year-ago period to $2.1 billion. The increase reflected a significantly higher provision for losses and benefits that was driven by increased write-offs in international markets, primarily Taiwan, and higher cost of funds related to investment certificates sold through American Express Bank. Expenses also included the previously mentioned charge related to the Membership Rewards program outside the U.S. These items were partially offset by a $119 million ($109 million after-tax) gain on the sale of the card operations in Brazil, which were reflected as a contra-expense.
         Last year's second quarter included a $33 million benefit from the IRS audit of tax returns that was mentioned earlier.

         GLOBAL NETWORK & MERCHANT SERVICES reported second quarter net income of $200 million, up 29 percent from $155 million a year ago.
         Total revenues for the second quarter increased 14 percent over year-ago levels to $789 million. The increase reflects continued strong growth in billed business, offset by the impact of a decline in discount rate.
         Bank partners that issue cards on the American Express network added
2.6 million cards-in-force from a year ago. Total cards-in-force at the end of the quarter also includes an additional 1.3 million cards transferred from ICGCS in connection with the signing of an independent operator agreement with Banco Bradesco S.A. Spending on Global Network Services cards increased 31 percent from a year ago.
         Total expenses increased 6 percent from year-ago levels to $474 million. Marketing and promotion expenses increased 7 percent.
         Second quarter expenses are net of $25 million ($22 million after-tax) of the previously mentioned Brazilian gain. This benefit was substantially offset by an adjustment in the amortization expenses relating to an overseas joint-venture.

         CORPORATE & OTHER reported second quarter net expenses of $69 million, compared with net income of $3 million a year ago. The year ago quarter reflects $112 million of the previously mentioned September 11th insurance recovery and $54 million of the previously mentioned tax benefit resulting from an IRS audit of previous years' tax returns.

                                      ***

     MANAGED BASIS
         For U.S. Card Services, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.
         Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.
         The managed basis presentation for U.S. Card Services also reflects an increase to interest income recorded to enable management to evaluate tax exempt investments on a basis consistent with taxable investment securities. On a GAAP basis interest income associated with tax exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

         The following table reconciles the GAAP-basis U.S. Card Services income statements to the managed-basis information.*

-----------------------------------------------------------------------------------------------------------------------------------
U.S. Card Services
Selected Financial Information
                                                            Securitization    Tax Equivalent
(preliminary, millions)             GAAP Basis                  Effect            Effect              Managed Basis
                           ------------------------------   -----------------------------------------------------------------
                                                   %                                                                   %
Quarters Ended                                    Inc/                                                               Inc/
   June 30,                    2006      2005    (Dec)       2006    2005     2006      2005       2006       2005   (Dec)
                           --------     --------------     ------  ------   ------    ------     ------     -----------------
Revenues:
  Discount revenue, net
    card fees and other      $2,514    $ 2,233    13%         $44    $ 51     $ 54      $ 57    $ 2,612    $ 2,341     12%
  Cardmember Lending:
   Finance charge revenue       814        587    39          726     618                         1,540      1,205     28
    Interest expense            215        140    54          257     164                           472        304     55
                           --------     --------------     ------  ------                        ------     -----------------
      Net finance               599        447    34          469     454                         1,068        901     19
         charge revenue
  Securitization income         372        296    26         (372)   (296)                            -          -
                           --------     --------------     ------  ------   ------    ------     ------     -----------------
        Total revenues        3,485      2,976    17          141     209       54        57      3,680      3,242     14
                           --------     --------------     ------  ------   ------    ------     ------     -----------------
Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                  1,106        974    14            9      (1)                        1,115        973     15
  Provision for losses          351        367    (4)         127     210                           478        577    (17)
  Human resources and
   other operating expenses   1,108        938    18            5       -                         1,113        938     19
                           --------     --------------     ------  ------                        ------     -----------------
        Total expenses        2,565      2,279    13        $ 141   $ 209                         2,706      2,488      9
                           --------     --------------     ------  ------   ------    ------     ------     -----------------
Pretax segment income           920        697    32                            54        57        974        754     29
Income tax provision            304        220    38                           $54      $ 57    $   358    $   277     29
                           --------     --------------                      ------    ------     ------     -----------------
Segment income              $   616    $   477    29
                           ========    ==========
---------------------------------------------------------  -----------------------------------------------------------------


* Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K filed with the SEC dated April 5, 2006.










                                      ***

PRO FORMA ROE
The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations). The Company also reports pro forma ROE, which is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over the average month-end shareholders' equity at September 30, 2005 through June 30, 2006. Management believes proforma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.

ROE                              Pro Forma ROE
-------------------------------------------------------------------
Trailing 12-months net income:   Trailing 12-months income from
$3.6 billion                     continuing operations: $3.5 billion

Trailing 12-months average       Average month-end shareholders' equity for
total shareholders'              the period from September 30, 2005 through
equity: $12.0 billion            June 30, 2006: $10.5 billion

ROE:  29.8%                      Pro forma ROE: 33.1%

                                      ***

              American Express Company (www.americanexpress.com) is a leading global payments, network, travel, and banking company founded in 1850.

              Note: The 2006 Second Quarter Earnings Supplement, as well as
CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss second quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (EST) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28 PERCENT TO 30 PERCENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.
                                      ***

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K dated April 5, 2006 filed with the Securities and Exchange Commission.

(Preliminary)

                           American Express Company
                       Consolidated Statements of Income

(Millions)

                                                            Quarters Ended                     Six Months Ended
                                                               June 30,                             June 30,
                                                        ---------------------  Percentage    ---------------------  Percentage
                                                          2006        2005      Inc/(Dec)      2006        2005      Inc/(Dec)
                                                        ---------   ---------  ----------    ---------   ---------  ----------
Revenues
  Discount revenue                                      $   3,292   $   2,860          15%   $   6,261   $   5,499          14%
  Cardmember lending net finance charge revenue               867         637          36        1,596       1,229          30
  Net card fees                                               533         506           5        1,053       1,004           5
  Travel commissions and fees                                 483         502          (4)         901         924          (2)
  Other commissions and fees                                  642         589           9        1,281       1,147          12
  Securitization income, net                                  372         296          26          758         612          24
  Other investment and interest income, net                   274         269           2          549         530           4
  Other                                                       415         361          15          811         715          13
                                                        ---------   ---------                ---------   ---------
    Total                                                   6,878       6,020          14       13,210      11,660          13
                                                        ---------   ---------                ---------   ---------
Expenses
  Marketing, promotion, rewards
      and cardmember services                               1,671       1,445          16        3,193       2,768          15
  Human resources                                           1,276       1,268           1        2,516       2,455           2
  Provision for losses and benefits:
       Charge card                                            192         234         (18)         401         449         (11)
       Cardmember lending                                     406         275          48          727         570          28
       Investment certificates and other                      132         123           7          270         202          34
                                                        ---------   ---------                ---------   ---------
          Total                                               730         632          16        1,398       1,221          14
  Professional services                                       658         544          21        1,219       1,031          18
  Occupancy and equipment                                     365         356           3          711         692           3
  Interest                                                    336         232          45          615         433          42
  Communications                                              113         113           -          226         230          (2)
  Other                                                       287         309          (7)         565         621          (9)
                                                        ---------   ---------                ---------   ---------
    Total                                                   5,436       4,899          11       10,443       9,451          10
                                                        ---------   ---------                ---------   ---------
Pretax income from continuing operations                    1,442       1,121          29        2,767       2,209          25
Income tax provision                                          470         261          80          919         604          52
                                                        ---------   ---------                ---------   ---------
Income from continuing operations                             972         860          13        1,848       1,605          15
(Loss)/Income from discontinued operations, net of tax        (27)        153           #          (30)        354           #
                                                        ---------   ---------                ---------   ---------
Net income                                              $     945   $   1,013          (7)   $   1,818   $   1,959          (7)
                                                        =========   =========                =========   =========

# - Denotes a variance of more than 100%.

(Preliminary)

                         American Express Company
                   Condensed Consolidated Balance Sheets

(Billions)

                                                      June 30,      December 31,
                                                        2006           2005
                                                    -------------  -------------
Assets
  Cash and cash equivalents                         $           7  $           7
  Accounts receivable                                          36             35
  Investments                                                  22             21
  Loans                                                        44             41
  Other assets                                                  8             10
                                                    -------------  -------------
    Total assets                                    $         117  $         114
                                                    =============  =============

Liabilities and Shareholders' Equity
  Short-term debt                                   $          15  $          16
  Long-term debt                                               36             31
  Other liabilities                                            56             56
                                                    -------------  -------------
    Total liabilities                                         107            103
                                                    -------------  -------------

  Shareholders' equity                                         10             11
                                                    -------------  -------------
    Total liabilities and shareholders' equity      $         117  $         114
                                                    =============  =============

(Preliminary)

                           American Express Company
                               Financial Summary

(Millions)

                                                            Quarters Ended                     Six Months Ended
                                                               June 30,                             June 30,
                                                        ---------------------   Percentage    ---------------------   Percentage
                                                          2006        2005       Inc/(Dec)      2006        2005      Inc/(Dec)
                                                        ---------   ---------   ----------    ---------   ---------   ----------
Revenues
  U.S. Card Services                                    $   3,485   $   2,976           17%   $   6,665   $   5,753           16%
  International Card & Global Commercial Services           2,441       2,248            9        4,744       4,394            8
  Global Network & Merchant Services                          789         691           14        1,494       1,329           12
                                                        ---------   ---------                 ---------   ---------
                                                            6,715       5,915           14       12,903      11,476           12
  Corporate & Other,
    including adjustments and eliminations                    163         105           55          307         184           67
                                                        ---------   ---------                 ---------   ---------
CONSOLIDATED REVENUES                                   $   6,878   $   6,020           14    $  13,210   $  11,660           13
                                                        =========   =========                 =========   =========

Pretax Income (Loss) From Continuing Operations
  U.S. Card Services                                    $     920   $     697           32    $   1,716   $   1,400           23
  International Card & Global Commercial Services             294         244           20          605         486           24
  Global Network & Merchant Services                          315         245           29          577         416           39
                                                        ---------   ---------                 ---------   ---------
                                                            1,529       1,186           29        2,898       2,302           26
  Corporate & Other                                           (87)        (65)          34         (131)        (93)          41
                                                        ---------   ---------                 ---------   ---------
PRETAX INCOME FROM CONTINUING OPERATIONS                $   1,442   $   1,121           29    $   2,767   $   2,209           25
                                                        =========   =========                 =========   =========

Net Income (Loss)
  U.S. Card Services                                    $     616   $     477           29    $   1,162   $     959           21
  International Card & Global Commercial Services             225         225            -          438         417            5
  Global Network & Merchant Services                          200         155           29          366         266           38
                                                        ---------   ---------                 ---------   ---------
                                                            1,041         857           21        1,966       1,642           20
  Corporate & Other                                           (69)          3            #         (118)        (37)           #
                                                        ---------   ---------                 ---------   ---------
  Income from continuing operations                           972         860           13        1,848       1,605           15
  (Loss)/Income from discontinued operations, net of tax      (27)        153            #          (30)        354            #
                                                        ---------   ---------                 ---------   ---------
NET INCOME                                              $     945   $   1,013           (7)   $   1,818   $   1,959           (7)
                                                        =========   =========                 =========   =========

# - Denotes a variance of more than 100%.

(Preliminary)
                           American Express Company
                         Financial Summary (continued)

                                                            Quarters Ended                     Six Months Ended
                                                               June 30,                             June 30,
                                                        ---------------------  Percentage    ---------------------  Percentage
                                                          2006        2005      Inc/(Dec)      2006        2005      Inc/(Dec)
                                                        ---------   ---------  ----------    ---------   ---------  ----------
EARNINGS PER COMMON SHARE

BASIC
      Income from continuing operations                 $    0.80   $    0.70          14%   $    1.51   $    1.30          16%
      (Loss)/Income from discontinued operations            (0.02)       0.12           #        (0.02)       0.29           #
                                                        ---------   ---------                ---------   ---------
      Net income                                        $    0.78   $    0.82         (5)%   $    1.49   $    1.59         (6)%
                                                        =========   =========                =========   =========
      Average common shares outstanding (millions)          1,217       1,231         (1)%       1,224       1,235         (1)%
                                                        =========   =========                =========   =========

DILUTED
      Income from continuing operations                 $    0.78   $    0.69          13%   $    1.48   $    1.27          17%
      (Loss)/Income from discontinued operations            (0.02)       0.12           #        (0.03)       0.29           #
                                                        ---------   ---------                ---------   ---------
      Net income                                        $    0.76   $    0.81         (6)%   $    1.45   $    1.56         (7)%
                                                        =========   =========                =========   =========
      Average common shares outstanding (millions)          1,242       1,254         (1)%       1,250       1,259         (1)%
                                                        =========   =========                =========   =========
Cash dividends declared per common share                $    0.15   $    0.12          25%   $    0.27   $    0.24          13%
                                                        =========   =========                =========   =========

                       Selected Statistical Information

                                                            Quarters Ended                     Six Months Ended
                                                               June 30,                             June 30,
                                                        ---------------------  Percentage    ---------------------  Percentage
                                                          2006        2005      Inc/(Dec)      2006        2005      Inc/(Dec)
                                                        ---------   ---------  ----------    ---------   ---------  ----------
Return on average total shareholders' equity (A)             29.8%       23.1%                    29.8%       23.1%
Common shares outstanding (millions)                        1,216       1,240          (2)%      1,216       1,240          (2)%
Book value per common share (B)                         $    8.62   $   13.84         (38)%  $    8.62   $   13.84         (38)%
Shareholders' equity (billions) (B)                     $    10.5   $    17.2         (39)%  $    10.5   $    17.2         (39)%

# - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP.

(B) Total shareholders' equity and book value per common share amounts prior to September 30, 2005 include discontinued operations reflected in the Company's Consolidated Financial Statements.